UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2021

Sharecare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 East Paces Ferry Road NE, Suite 700

Atlanta, Georgia 30305

(Address of principal executive offices, including Zip Code)

(404) 671-4000

(Registrant’s telephone number, including area code)

Falcon Capital Acquisition Corp.

660 Madison Avenue, 12th Floor

New York, NY 10065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 1, 2021 (the “Closing Date”), Falcon Capital Acquisition Corp., our predecessor and a Delaware corporation (“FCAC”), consummated the business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), FCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FCAC (“Merger Sub”), and Colin Daniel (the “Representative”), solely in his capacity as representative of the stockholders of Legacy Sharecare. Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of New Sharecare (as defined below). In addition, in connection with the consummation of the Business Combination, FCAC changed its name to “Sharecare, Inc.” (“New Sharecare”) and Legacy Sharecare changed its name to “Sharecare Operating Company, Inc.”

Unless the context otherwise requires, “we,” “us,” “our,” and “New Sharecare” refer to Sharecare, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of New Sharecare.

Item 1.01. Entry into a Material Definitive Agreement.

Earnout Escrow Agreement

In connection with the consummation of the Business Combination, on the Closing Date, New Sharecare, the Representative, Falcon Equity Investors LLC (the “Sponsor”) and Continental Stock Transfer & Trust Company, as escrow agent, entered into an escrow agreement (the “Earnout Escrow Agreement”) pursuant to which the Sponsor delivered 1,713,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of New Sharecare (which were formerly shares of FCAC Class B common stock held by the Sponsor) (the “Sponsor Earnout Shares”), into escrow and New Sharecare delivered 1,500,000 newly issued shares of Common Stock (including 448,355 shares underlying the contingent options (as defined below)) (the “Sharecare Earnout Shares” and, together with the Sponsor Earnout Shares, the “Earnout Shares”) into escrow, in each case, that are subject to forfeiture if certain earn-out conditions described more fully in the Earnout Escrow Agreement are not satisfied. If the earnout conditions are fully satisfied, the Sponsor Earnout Shares and the Sharecare Earnout Shares will be released to the Sponsor and the Legacy Sharecare stockholders who received shares of Common Stock or contingent options as a result of the Business Combination, respectively.

The Earnout Shares will be released and delivered such that (i) one-half of such shares will be released if the volume-weighted average price of shares of the Common Stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days or New Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $12.50 per share and (ii) one-half of such shares will be released if the volume-weighted average price of shares of Common Stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days or New Sharecare consummates a transaction resulting in stockholders having the right to receive consideration equal to or exceeding $15.00 per share, in each case on or prior to the fifth anniversary of the Closing Date (the conditions described in clauses (i) and (ii), the “Earnout Conditions”). If such conditions have not been satisfied following the fifth anniversary of the Closing Date, any Earnout Shares remaining in the earnout escrow account shall be automatically released to New Sharecare for cancellation and neither the members of the stockholder earnout group nor the Sponsor shall have any right to receive such earnout shares or any benefit therefrom.

The foregoing description of the Earnout Escrow Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Earnout Escrow Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the consummation of the Business Combination, on the Closing Date, FCAC, New Sharecare, the Sponsor, certain FCAC stockholders and certain Legacy Sharecare stockholders entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement became effective immediately upon the Closing of the Business Combination.

Pursuant to the Registration Rights Agreement, New Sharecare will be required to register for resale securities held by the stockholders party thereto. New Sharecare will have no obligation to facilitate more than (1) three demands, made by the Sponsor, or its affiliates, that New Sharecare register such stockholders’ securities and (2) three demands, made by the Sharecare stockholders that New Sharecare register such stockholders’ securities, in each case, after the expiration of applicable lock-up periods with respect to such securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Sharecare. New Sharecare will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Business Combination, New Sharecare entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Sharecare of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Sharecare, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Sharecare, Inc. 2021 Omnibus Incentive Plan

At the special meeting of the FCAC stockholders held on June 29, 2021 (the “Special Meeting”), the FCAC stockholders considered and approved the Sharecare, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of FCAC on June 29, 2021. The Incentive Plan became effective immediately upon the Closing of the Business Combination.

The Incentive Plan permits New Sharecare to deliver up to 161,317,138 shares of Common Stock pursuant to awards issued under the Incentive Plan (which amount includes shares of Common Stock underlying New Sharecare options that were issued in connection with the Business Combination upon conversion of awards outstanding under Legacy Sharecare’s equity incentive plans that were terminated in connection with the consummation of the Business Combination). The number of shares of Common Stock reserved for issuance under the Incentive Plan will be automatically increased on January 1st of each year for a period of ten years commencing on January 1, 2022, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding year.

A more complete summary of the terms of the Incentive Plan is set forth in the definitive Proxy Statement/Prospectus (the “Proxy”), filed by FCAC with the Securities and Exchange Commission (the “SEC”) on June 3, 2021, in the section titled “The Incentive Plan Proposal.” That summary and the foregoing description of the Incentive Plan are qualified in their entirety by reference to the terms and conditions of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Senior Secured Credit Agreement

In connection with the consummation of the Business Combination, on the Closing Date, Legacy Sharecare, certain subsidiaries of Legacy Sharecare (together with Legacy Sharecare, the “Borrowers”), the lenders named therein (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into an Amendment Number Six to Credit Agreement and Consent (the “Sixth Amendment”) to the Credit Agreement, dated as of March 9, 2017 (as amended, the “Credit Agreement”), among the Borrowers, the Lenders and the Administrative Agent.

The Credit Agreement provides for a senior secured revolving credit facility with total commitments of $60.0 million (the “Revolving Facility”). Availability under the Revolving Facility is generally subject to a borrowing base based on a percentage of applicable eligible receivables. Borrowings under the Revolving Facility generally bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a base rate or (b) a rate based on LIBOR, in each case, plus an applicable margin. The applicable margin is based on a fixed charge coverage ratio and ranges from (i) 1.75% to 2.25% for U.S. base rate loans and (ii) 2.75% to 3.25% for LIBOR. The Credit Agreement matures on February 10, 2023.

Pursuant to the Sixth Amendment, the Administrative Agent and Lenders provided certain consents with respect to the Transactions and the consummation of the Business Combination and certain amendments were made to the terms of the Credit Agreement to reflect the Transactions. New Sharecare and certain other subsidiaries of Legacy Sharecare are also expected to execute joinders to become a party to the Credit Agreement as required by the Sixth Amendment.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 29, 2021, FCAC held a Special Meeting at which the FCAC stockholders considered and adopted, among other matters, the Merger Agreement. On July 1, 2021, the parties to the Merger Agreement consummated the Transactions. Pursuant to the Merger Agreement, FCAC has acquired all of the outstanding equity interests of Legacy Sharecare for approximately $3.82 billion in aggregate consideration in the form of cash and shares of Common Stock. At Closing, Legacy Sharecare stockholders received an aggregate of 271,051,959 shares of New Sharecare Common Stock and approximately $91.7 million in cash consideration paid on a pro rata basis with respect to Cash Electing Shares (as defined in the Merger Agreement). As a result of the Business Combination, New Sharecare received gross proceeds of over $571 million, prior to transaction expenses and payment of cash consideration. See also the information provided in Item 3.02 of this Current Report on Form 8-K under the caption “Private Placement,” which is incorporated by reference into this Item 2.01.

In addition, under the Merger Agreement, (i) each option to purchase shares of Legacy Sharecare common stock granted under any Legacy Sharecare group stock plan that was outstanding and unexercised immediately prior to the Closing, whether or not then vested or exercisable, was assumed by New Sharecare and converted into an option to purchase shares of New Sharecare Common Stock, (ii) each holder of Sharecare options entitled to receive New Sharecare options also received an additional number of contingent stock options (the “contingent options”) to acquire shares of New Sharecare Common Stock that will vest upon the earlier of the date set forth in the corresponding New Sharecare options and, in each case with respect to one half of the additional contingent stock options, the achievement of each of the Earnout Conditions, (iii) each vested and exercisable warrant to purchase shares of Legacy Sharecare common stock were converted into the right to shares of New Sharecare Common Stock and (iv) each warrant to purchase shares of Legacy Sharecare common stock that was not vested and exercisable immediately prior to the Closing was assumed by New Sharecare and converted into a warrant to purchase shares of New Sharecare Common Stock, in each case as further described under the Merger Agreement.

In connection with the consummation of the Business Combination, Sponsor delivered the Sponsor Earnout Shares into escrow and New Sharecare delivered the Sharecare Earnout Shares into escrow, in each case, that are subject to forfeiture if the Earnout Conditions are not fully satisfied. If the Earnout Conditions are fully satisfied, the Earnout Shares will be released to the Sponsor and the Legacy Sharecare stockholders who received shares of Common Stock or contingent options as a result of the Business Combination, respectively. For a more detailed discussion of Earnout Conditions, see the information provided in Item 1.01 of this Current Report on Form 8-K under the caption “Earnout Escrow Agreement,” which is incorporated by reference into this Item 2.01.

Prior to the Special Meeting, holders of 19,864,030 shares of FCAC’s Class A common stock sold in FCAC’s initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $198.6 million. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above), there were 333,900,179 issued and outstanding shares of Common Stock (excluding the Earnout Shares). In addition, at the Closing, New Sharecare issued 5,000,000 shares of Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), upon conversion of certain Legacy Sharecare Series D preferred stock (the “Legacy Sharecare Series D Preferred Stock”) held by one investor in accordance with the Merger Agreement.

Upon the Closing, FCAC’s Class A common stock and warrants ceased trading, and New Sharecare’s Common Stock and warrants began trading on the Nasdaq Stock Market LLC (“Nasdaq”). FCAC’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq. As of the Closing Date, our directors and executive officers and affiliated entities beneficially owned approximately 34.2% of the outstanding shares of Common Stock, and the former securityholders of FCAC beneficially owned approximately 5.8% of the outstanding shares of Common Stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes or incorporates by reference forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of New Sharecare (both before and after the Business Combination and including Legacy Sharecare). These statements are based on the beliefs and assumptions of the management of New Sharecare (both before and after the Business Combination and including Legacy Sharecare). Although New Sharecare believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Legacy Sharecare nor New Sharecare can assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “possible,” “continue,” “might,” “potential” or “intends” or similar expressions. Certain forward-looking statements are based on projections prepared by, and which are the responsibility of, New Sharecare’s management. Ernst & Young, New Sharecare’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. Forward-looking statements contained or incorporated by reference in Current Report on Form 8-K include, but are not limited to, statements about:

●	the ability of New Sharecare to realize the benefits expected from the Business Combination;

●	the ability of New Sharecare to maintain the listing of the Common Stock and warrants of New Sharecare on Nasdaq following the Business Combination;

●	New Sharecare’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

●	the business, operations and financial performance of New Sharecare (both before and after the Business Combination and including Legacy Sharecare), including:

o	expectations with respect to the financial and business performance of New Sharecare, including financial projections and business metrics and any underlying assumptions thereunder;

o	future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the enhancement of platform capabilities and addition of new solution offerings;

o	developments and projections relating to New Sharecare’s competitors and the digital healthcare industry;

o	the impact of the COVID-19 pandemic on Legacy Sharecare’s business and the actions New Sharecare may take in response thereto;

o	expectations regarding future acquisitions, partnerships or other relationships with third parties;

o	New Sharecare’s future capital requirements and sources and uses of cash, including New Sharecare’s ability to obtain additional capital in the future; and

●	other factors detailed under the section entitled “Risk Factors” in this Current Report on Form 8-K.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described in the information incorporated by reference under the heading “Risk Factors” and elsewhere in the information included or incorporated by reference into this Current Report on Form 8-K. The risks and occurrence of events described in the information incorporated by reference under the heading “Risk Factors” and other sections of this Current Report on Form 8-K are not exhaustive and could adversely affect the business, financial condition or results of operations New Sharecare. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can New Sharecare assess the impact of all such risk factors on the business of New Sharecare, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not a guarantee of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to New Sharecare (both before and after the Business Combination and including Legacy Sharecare) or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Sharecare undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of FCAC prior to the Business Combination is described in the Proxy in the section titled “Other Information Related to FCAC” and that information is incorporated herein by reference. The business of New Sharecare is described in the Proxy in the section titled “Business of New Sharecare” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to New Sharecare’s business and operations are set forth in the Proxy in the section titled “Risk Factors—Risks Related to Sharecare” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of FCAC, Legacy Sharecare and doc.ai Incorporated (“doc.ai”). Reference is further made to the disclosure contained in the Proxy in the sections titled “Summary Historical Financial Information of FCAC,” “Summary Historical Financial Information of Sharecare,” “Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Comparative Historical and Unaudited Pro Forma Combined Per Share Information,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Notes to Unaudited Pro Forma Condensed Combined Financial Statements,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FCAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sharecare” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of doc.ai,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sharecare —Quantitative and Qualitative Disclosures About Market Risk,” which is incorporated herein by reference.

Properties

The properties of New Sharecare are described in the Proxy in the section titled “Business of New Sharecare—Properties” and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to New Sharecare regarding the beneficial ownership of New Sharecare Common Stock as of the Closing Date by:

●	each person known to New Sharecare to be the beneficial owner of more than 5% of outstanding New Sharecare Common Stock;

●	each of New Sharecare’s executive officers and directors; and

●	all executive officers and directors of New Sharecare as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. New Sharecare stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of New Sharecare Common Stock is based on 333,900,179 shares of Common Stock issued and outstanding as of the Closing Date (excluding the Earnout Shares).

Amounts for each holder in the table below exclude such holder’s pro rata share of the Earnout Shares.

Unless otherwise indicated, New Sharecare believes that each person named in the table below has sole voting and investment power with respect to all shares of New Sharecare Common Stock beneficially owned by them.

	Number of shares of Common Stock	%	Voting Power
Directors and Executive Officers
Alan G. Mnuchin(1)(2)	4,643,103	1.4%	1.4%
Jeff Sagansky(2)	—	—	—
Jeff Arnold(3)(4)	40,739,194	12.2%	12.0%
John Chadwick(5)	36,727,887	11.0%	10.8%
Ken Goulet(3)(6)	956,699	*	*
Rajeev Ronanki(3)	—	—	—
Dr. Sandro Galea(3)(7)	53,660	*	*
Jeffrey Allred(3)	406,165	*	*
Dr. Veronica Mallett(3)	—	—	—
Justin Ferrero(3)(8)	12,895,117	3.9%	3.8%
Dawn Whaley(3)(9)	12,895,117	3.9%	3.8%
All Directors and Executive Officers of New Sharecare as a Group (10 Individuals)(10)	114,014,987	34.2%	33.6%

5% Beneficial Owners
Claritas Capital(5)	36,727,887	11.0%	10.8%

*	Denotes less than 1%
**	Percentage of total voting power represents voting power with respect to all shares of Common Stock and Series A Preferred Stock (on an as converted basis), as a single class. The Series A Preferred Stock represent less than 5% of the total voting power of New Sharecare.
(1)	Falcon Equity Investors LLC is the record holder of the shares reported herein. Eagle Falcon JV Co LLC, which is controlled by Mr. Mnuchin, is the managing member of Falcon Equity Investors LLC and has voting and investment discretion with respect to the New Sharecare Common Stock held of record by Falcon Equity Investors LLC. Eagle Falcon JV Co LLC and Mr. Mnuchin each disclaims any beneficial ownership of the securities held by Falcon Equity Investors LLC other than to the extent of any pecuniary interest each may have therein, directly or indirectly.
(2)	The business address of each of these stockholders is 3 Columbus Circle, 24th Floor, New York, NY 10019.
(3)	The business address of each of these stockholders is 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305.
(4)	Consists of (i) 5,707,283 shares of Common Stock and (ii) 35,031,911 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021.
(5)	Consists of (i) 36,692,258 shares of Common Stock and (ii) 35,629 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021, held by affiliates of Claritas Capital (such entities, collectively, “Claritas Capital”). John Chadwick, founder and partner of Claritas Capital, has voting and investment discretion with respect to the shares held of record by Claritas. Mr. Chadwick disclaims any beneficial ownership of the securities held by Claritas Capital other than to the extent of any pecuniary interest each may have therein, directly or indirectly. The principal address for Claritas Capital is 30 Burton Hills Boulevard, Suite 100, Nashville, TN 37215.
(6)	Consists of (i) 244,114 shares of Common Stock and (ii) 712,585 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021.
(7)	Consists of 53,660 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021.
(8)	Consists of (i) 1,013,029 shares of Common Stock and (ii) 11,882,148 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021.
(9)	Consists of (i) 1,013,029 shares of Common Stock and (ii) 11,882,148 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021.
(10)	Consists of an aggregate (i) 54,025,259 shares of Common Stock and (ii) 59,989,728 options to purchase Common Stock currently exercisable or exercisable within 60 days of July 1, 2021.

Directors and Executive Officers

New Sharecare’s directors and executive officers after the consummation of the Business Combination are described in the Proxy in the section titled “New Sharecare Management After the Business Combination” and that information is incorporated herein by reference. In addition, on the Closing Date, each of Dr. Veronica Mallett and Jeffrey Allred were appointed to the Board. See the information provided in Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.01.

Director Independence

Information with respect to the independence of New Sharecare’s directors is set forth in the Proxy in the section titled “New Sharecare Management After the Business Combination” and that information is incorporated herein by reference. In addition, see the information provided in Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.01.

Committees of the Board of Directors

Information with respect to the composition of the committees of the Board immediately after the consummation of the Business Combination is set forth in the Proxy in the section titled “New Sharecare Management After the Business Combination” and that information is incorporated herein by reference. In addition, see the information provided in Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.01.

Executive Compensation

A description of the compensation of the named executive officers of FCAC and Legacy Sharecare before the consummation of the Business Combination is set forth in the Proxy in the sections titled “Other Information Related to FCAC—Executive Compensation and Director Compensation” and “Executive Compensation,” respectively, and that information is incorporated herein by reference.

At the Special Meeting, the FCAC stockholders approved the Incentive Plan. The description of the Incentive Plan is set forth in the Proxy section titled “The Incentive Plan Proposal,” which is incorporated herein by reference. A copy of the Incentive Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, New Sharecare expects that the Compensation and Human Capital Committee will make grants of awards under the Incentive Plan to eligible participants.

Director Compensation

A description of the compensation of the directors of FCAC and of Legacy Sharecare before the consummation of the Business Combination is set forth in the Proxy in the section titled “Other Information Related to FCAC—Executive Compensation and Director Compensation” and “Executive Compensation,” respectively, and that information is incorporated herein by reference. In addition, see the information provided in Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.01.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of New Sharecare are described in the Proxy in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy titled “Other Information Related to FCAC—Legal Proceedings” and “Business of New Sharecare—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for FCAC securities is set forth in the Proxy in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

As of the Closing Date, there were approximately 450 holders of record of New Sharecare’s Common Stock, one holder of record of New Sharecare’s Series A Preferred Stock and approximately 25 holders of record of New Sharecare’s warrants to purchase Common Stock.

New Sharecare’s Common Stock and warrants began trading on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively, on July 2, 2021. FCAC’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

New Sharecare has not paid any cash dividends on shares of its Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by New Sharecare of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of New Sharecare’s securities is contained in the Proxy in the section titled “Description of New Sharecare Securities” and that information is incorporated herein by reference.

Immediately following the Closing, there were 333,900,179 shares of New Sharecare Common Stock issued and outstanding (excluding the Earnout Shares), held of record by approximately 450 holders, 5,000,000 shares of Series A Preferred Stock, held of record by one holder, and 18,323,648 warrants outstanding held of record by approximately 25 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

New Sharecare has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by New Sharecare of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Sharecare or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Further information about the indemnification of New Sharecare’s directors and officers is set forth in the Proxy in the section titled “Indemnification of Directors and Officers” and that information is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Transaction Consideration

In connection with the Business Combination, at the Closing, New Sharecare issued 5,000,000 shares of Series A Preferred Stock upon conversion of certain Legacy Sharecare Series D Preferred Stock held by one investor in accordance with the Merger Agreement. The Series A Preferred Stock was issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2).

Private Placement

As previously disclosed, FCAC entered into subscription agreements (the “Subscription Agreements”), each dated as of February 12, 2021, with certain institutional investors (the “Investors”), pursuant to which, among other things, FCAC agreed to issue and sell, in private placements, an aggregate of 42,585,000 shares of FCAC Class A common stock for $10.00 per share (the “Private Placement”).

The Private Placement closed immediately prior to the Business Combination on the Closing Date. The shares of FCAC Class A common stock issued to the Investors became shares of New Sharecare Common Stock upon consummation of the Business Combination.

The shares issued to the Investors in the Private Placement on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2).

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Business Combination, FCAC changed its name to “Sharecare, Inc.” and adopted the Fourth Amended and Restated Certificate of Incorporation (including a Certificate of Designations for the Series A Preferred Stock) and Amended and Restated Bylaws.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Sharecare is the successor issuer to FCAC and has succeeded to the attributes of FCAC as the registrant. In addition, the shares of New Sharecare Common Stock, as the successor to FCAC, are deemed to be registered under Section 12(b) of the Exchange Act.

Fourth Amended and Restated Certificate of Incorporation

Upon the closing of the Business Combination, FCAC’s Third Amended and Restated Certificate of Incorporation, dated September 21, 2020, was replaced with the Fourth Amended and Restated Certificate of incorporation of New Sharecare, which, among other things:

(a)	changed FCAC’s name to “Sharecare, Inc.”; and

(b)	increased the total number of authorized shares of all classes of capital stock, par value of $0.0001 per share to 615,000,000 shares, consisting of 600,000,000 shares of Common Stock, and 15,000,000 shares of preferred stock, 5,000,000 of which have been designated as Series A Preferred Stock.

The stockholders of FCAC approved this amendment and restatement at the Special Meeting.

This summary is qualified in its entirety by reference to the terms and conditions of the Fourth Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibits 3.1 and incorporated herein by reference.

Certificate of Designations for Series A Preferred Stock

Upon Closing of the Business Combination, a Certificate of Designations was also adopted designating 5,000,000 shares of preferred stock as the Series A Preferred Stock. The 5,000,000 newly designated shares of Series A Preferred Stock were issued to one investor at Closing of the Business Combination upon conversion of certain Legacy Sharecare Series D Preferred Stock in accordance with the Merger Agreement.

The Series A Preferred Stock is convertible at any time into New Sharecare Common Stock, at the holder’s option, at a conversion price equal the issue price (as converted in connection with the Business Combination), subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like. The Series A Preferred Stock will not accrue separate dividends. New Sharecare will have the right to require conversion of the Series A Preferred Stock beginning three years after the date of issuance at the then-applicable conversion price if the closing price of New Sharecare Common Stock exceeds 130% of the issue price for the Series A Preferred Stock for at least 20 trading days during a period of 30 consecutive trading days. In addition, on the fifth anniversary of the date of issuance, the Series A Preferred Stock will be automatically redeemed at the applicable per share price (unless previously converted).

A more detailed description of the terms of the Series A Preferred Stock is set forth in the Proxy in the section titled “Description of New Sharecare Securities” and that information is incorporated herein by reference. A copy of the Certificate of Designations for the Series A Preferred Stock is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

Upon the closing of the Business Combination, New Sharecare’s bylaws were amended and restated to be consistent with New Sharecare’s Fourth Amended and Restated Certificate of Incorporation and to make certain other changes deemed appropriate for a public operating company. This summary is qualified in its entirety by reference to the terms and conditions of the Amended and Restated Bylaws, a copy of which are attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

On the Closing Date, the audit committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as New Sharecare’s independent registered public accounting firm to audit New Sharecare’s consolidated financial statements for the year ending December 31, 2021. EY served as independent registered public accounting firm of Legacy Sharecare prior to the Business Combination. Accordingly, Withum Smith+Brown, PC (“WSB”), FCAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as New Sharecare’s independent registered public accounting firm following completion of New Sharecare’s review of the quarter ended June 30, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, FCAC.

The reports of WSB on FCAC, New Sharecare’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from June 5, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from June 5, 2020 (date of inception) through December 31, 2020, there were no disagreements between FCAC and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on FCAC’s financial statements for such period.

During the period from June 5, 2020 (date of inception) through December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from June 5, 2020 (inception) to the date the Board approved the engagement of EY as New Sharecare’s independent registered public accounting firm, FCAC did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on FCAC’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

New Sharecare has provided WSB with a copy of the foregoing disclosures and has requested that WSB furnish New Sharecare with a letter addressed to the SEC stating whether it agrees with the statements made by New Sharecare set forth above. A copy of WSB’s letter, dated July 8, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy in the section titled “The Business Combination,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 333,900,179 shares of Common Stock outstanding (excluding the Earnout Shares). As of such time, our executive officers and directors and their affiliated entities held 34.2% of the outstanding shares of Common Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Business Combination, each executive officer of FCAC and Merger Sub ceased serving in such capacities and Edgar Bronfman, Karen Finerman and Michael Ronen ceased serving on FCAC’s board of directors. Immediately following the consummation of the Business Combination, Jeff Arnold, Jeffrey Allred, John Chadwick, Dr. Sandro Galea, Ken Goulet, Dr. Veronica Mallett and Rajeev Ronanki were appointed as directors of New Sharecare (in addition to Alan G. Mnuchin and Jeff Sagansky whom remained on the Board). Pursuant to the Fourth Amended and Restated Certificate of Incorporation, the Board has been classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms. Each Class I director, consisting of Dr. Galea, Dr. Mallett and Mr. Sagansky, will have a term that expires at New Sharecare’s annual meeting of stockholders in 2022, each Class II director, consisting of Messrs. Allred, Goulet and Mnuchin, will have a term that expires at New Sharecare’s annual meeting of stockholders in 2023 and each Class III director, consisting of Messrs. Arnold, Chadwick and Ronanki, will have a term that expires at New Sharecare’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Board has determined that Dr. Mallett and Dr. Galea and Messrs. Allred, Chadwick, Goulet, Mnuchin and Sagansky are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Upon the consummation of the Business Combination, the Board established the following three committees of the Board: audit committee, compensation and human capital committee, and nominating and corporate governance committee. Messrs. Allred, Goulet and Mnuchin were appointed to serve on New Sharecare’s audit committee, with Mr. Goulet serving as the chair and Mr. Mnuchin qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Messrs. Chadwick and Goulet and Dr. Galea were appointed to serve on New Sharecare’s compensation and human capital committee, with Mr. Chadwick serving as the chair. Messrs. Allred and Sagansky and Dr. Galea were appointed to serve on New Sharecare’s nominating and corporate governance committee, with Mr. Allred serving as the chair.

Additionally, upon consummation of the Transactions, Mr. Arnold was appointed as New Sharecare’s Chief Executive Officer and Chairman; Justin Ferrero was appointed as President and Chief Financial Officer; Dawn Whaley was appointed as President and Chief Marketing Officer; Pam Shipley was appointed as Chief Operating Officer; and Colin Daniel was appointed Executive Vice President, Finance and Human Resources and will serve as New Sharecare’s principal accounting officer. Mr. Chadwick will serve as New Sharecare’s Lead Director.

Following the consummation of the Business Combination, the non-employee directors of New Sharecare will be entitled to the following compensation for their service on the Board: (i) an annual cash retainer of $50,000; (ii) an annual cash retainer of $22,500 for the chair of the audit committee, $20,000 for the chair of the compensation and human capital committee and $10,000 for the chair of the nominating and corporate governance committee; (iii) an annual cash retainer of $10,000 for other members of the audit committee, $7,500 for other members of the compensation and human capital committee and $5,000 for other members of the nominating and corporate governance committee; (iv) an additional annual cash retainer of  $30,000 for serving as Lead Director, (v) a one-time initial equity award with a grant date fair value equal to $190,000 to be granted once a Form S-8 has been filed with respect to the Incentive Plan and (vi) thereafter an annual equity award with a target grant date fair value of $190,000 with newly elected directors being eligible for a pro-rated award. Each equity award described above will vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders, subject to continued service, or in such other circumstances as set forth in the applicable award agreement.

Reference is made to the disclosure described in the Proxy in the section titled “New Sharecare Management After the Business Combination” beginning on page 227 for biographical information about each of the directors and executive officers following the Transactions (other than Dr. Mallett and Messrs. Allred and Daniel), which is incorporated herein by reference. Biographical information about Dr. Mallett and Messrs. Allred and Daniel is set forth below:

Jeffrey Allred

Mr. Allred is a partner at the law firm of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), where he serves as the firmwide Chair of the Corporate Practice Group. Prior to joining Nelson Mullins in April 2008, he was CEO of Griffeon Group LLC, a strategic advisory firm, from January 2007 to March 2008. Prior to that, Mr. Allred was at Premiere Global Services, Inc. (NYSE: PGI), a publicly traded global communications technology and services company, from July 1997 to December 2006. At Premiere, he served in various executive roles, including Executive Vice President—Strategic Development and Finance, Chief Investment Officer, and President and Chief Operating Officer, and as a member of the company’s Board of Directors. Mr. Allred serves as a director and member of the investment committee of the Kenan-Flagler Private Equity Funds. He has also served on the board of trustees, advisors and capital committees of numerous educational institutions and non-profit organizations, including as the Chairman of the Board of Visitors of the University of North Carolina at Chapel Hill and the Chairman of the Board of Advisors of the Kenan-Flagler Business School. Mr. Allred received his B.A. with Highest Honors in Political Science, his M.B.A. and his J.D. with Honors, from the University of North Carolina at Chapel Hill.

Dr. Veronica Mallett

Dr. Mallett is the President and Chief Executive Officer of Meharry Medical College Ventures, a wholly-owned subsidiary of Meharry Medical College (“MMC”). She has held this position since April 2021. In addition, Dr. Mallett also serves as the Executive Director for the Center for Women’s Health Research. For the prior three years she served as the Senior Vice President of Health Affairs and Dean at Meharry Medical College School of Medicine, a position she has held since March 2020. As a leader, clinician, educator, and researcher, Dr. Mallett has authored over 100 articles, book chapters and abstracts combined. Dr. Mallett has served on the Faculty of Northwestern University, Wayne State University (“WSU”), University of Tennessee Health Science Center, Texas Tech Health Science Center El Paso (“Texas Tech”), holding leadership positions in each of these schools. She has over twenty years of leadership experience, as Fellowship Director and Residency Program Director at WSU, Director of Healthcare Excellence and Department Chair both at the University of Tennessee Memphis and Texas Tech where she served as founding Chair of the department of Obstetrics and Gynecology and Practice Plan Director from February 2011 to February 2017. She served as SVP and Dean of MMC School of Medicine for three years from March 2017 to March 2020, where she ran all clinical operations for the college.

Dr. Mallett attended Barnard College, Columbia University followed by medical school at Michigan State University, College of Human Medicine. Following medical school, she completed residency in Obstetrics and Gynecology and Fellowship in Urological Gynecology, now a board-certified subspecialty of Ob/Gyn, called Female Pelvic Medicine and Reconstructive Pelvic Surgery, at WSU in Detroit. She completed a Research and Surgical Fellowship in Electrophysiology of the Pelvic Floor/Reconstructive Surgery at St. Mary’s Hospital, Manchester, England. She is board certified in both Obstetrics and Gynecology and Female Pelvic Medicine and Reconstructive Pelvic Surgery. She has a master’s degree in Medical Management from Carnegie Mellon in Pittsburgh.

Colin Daniel

Mr. Daniel has served as the executive vice president of accounting and human resources at Legacy Sharecare since its inception in 2012. In this role, Mr. Daniel oversees various accounting, financial and operational roles across the company. Prior to joining Legacy Sharecare, Mr. Daniel was the chief financial officer of HowStuffWorks.com from March 2002, until its sale to Discovery Communications in 2007. Mr. Daniel has over 20 years of experience in similar roles with digital media companies and has also served as principal in a regional business services and CPA firm where he focused on tax and private equity advice. Additionally, Mr. Daniel also serves as the Treasurer and Secretary of the Sharecare Foundation, a position he has held since May 2017. Mr. Daniel holds a CPA license and received his bachelor’s degree in Finance from the University of Georgia.

The information set forth under Item 1.01. under the captions “Indemnification Agreement” and “Sharecare, Inc. 2021 Omnibus Incentive Plan” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by FCAC’s organizational documents, New Sharecare ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “The Business Combination Proposal” and “The Merger Agreement” beginning on pages 86 and 106, respectively, of the Proxy, and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the consummation of the Business Combination, all outstanding shares of FCAC’s Class A common stock (including all of the outstanding shares of FCAC’s Class B common stock which were converted into shares of FCAC’s Class A common stock in connection with the Closing) were exchanged on a one-for-one basis for shares of New Sharecare Common Stock, and FCAC’s outstanding warrants were assumed by New Sharecare and became exercisable for shares of New Sharecare Common Stock on the same terms as were contained in such warrants prior to the Business Combination.

By operation of Rule 12g-3(a) under the Exchange Act, New Sharecare is the successor issuer to FCAC and has succeeded to the attributes of FCAC as the registrant, including FCAC’s SEC file number (001-39535) and CIK Code (0001816233). New Sharecare’s Common Stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and New Sharecare will hereafter file reports and other information with the SEC using FCAC’s SEC file number (001-39535).

New Sharecare’s Common Stock and public warrants are listed for trading on Nasdaq under the symbols “SHCR” and “SHCRW,” respectively, and the CUSIP numbers relating to the Common Stock and public warrants are 81948W 104 and 81948W 112, respectively.

Holders of uncertificated shares of FCAC’s Class A common stock immediately prior to the Business Combination have continued as holders of shares of uncertificated shares of New Sharecare Common Stock.

Holders of FCAC’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New Sharecare is the successor to FCAC.

On July 1, 2021, New Sharecare issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Legacy Sharecare for the years ended December 31, 2020, 2019 and 2018, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-59 and are incorporated herein by reference. The financial statements of Legacy Sharecare as of March 31, 2021 and 2020 and the related notes thereto are set forth in the Proxy beginning on page F-40 and are incorporated herein by reference.

The financial statements of FCAC as of March 31, 2021, and the related notes thereto are set forth in the Proxy beginning on page F-2 and are incorporated herein by reference. The financial statements of FCAC for the period from June 5, 2020 (date of inception) through December 31, 2020, and the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-20 and are incorporated herein by reference.

The financial statements of doc.ai for the years ended December 31, 2020 and 2019, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-94 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain pro forma financial information of New Sharecare is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of February 12, 2021, by and among Falcon Capital Acquisition Corp., FCAC Merger Sub Inc., Sharecare, Inc. and Colin Daniel, solely in his capacity as representative of the stockholders of Sharecare, Inc. (incorporated by reference to Exhibit 2.1 of FCAC’s Current Report on Form 8-K, filed with the SEC on February 12, 2021).
2.2†	Agreement and Plan of Merger, dated as of January 25, 2021, by and among doc.ai Incorporated, Sharecare, Inc., Project Delta Merger Sub I, Inc., Project Delta Merger Sub II, Inc., Walter De Brouwer and Fortis Advisors LLC, as the stockholders’ agent (incorporated by reference to Exhibit 2.2 of Amendment No. 1 to FCAC’s Registration Statement on Form S-4, filed with the SEC on April 9, 2021).
3.1	Fourth Amended and Restated Certificate of Incorporation of Sharecare, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).
3.2	Certificate of Designations for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).
3.3	Amended and Restated Bylaws of Sharecare, Inc. (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).
4.1	Form of Specimen Common Stock Certificate of Sharecare, Inc. (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).
4.2	Warrant Agreement, dated as of September 21, 2020, between Falcon Capital Acquisition Corp. and Continental Stock Transfer & Trust Company (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.1 of FCAC’s Current Report on Form 8-K filed with the SEC on September 24, 2020).
10.1	Sharecare, Inc. 2021 Omnibus Incentive Plan.
10.2	Form of Indemnification Agreement.
10.3†	Amended and Restated Registration Rights Agreement, dated as of July 1, 2021, by and among Falcon Capital Acquisition Corp., Sharecare, Inc. and certain stockholders named therein.
10.4†	Earnout Escrow Agreement, dated July 1, 2021, by and among Sharecare, Inc., Colin Daniel, solely in his capacity as stockholder representative, Falcon Equity Investors LLC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to FCAC’s Registration Statement on Form 8-A, filed with the SEC on July 1, 2021).
10.5	Sponsor Agreement, dated as of February 12, 2021, by and between Falcon Equity Investors LLC and Sharecare, Inc. (incorporated by reference to Exhibit 10.5 of FCAC’s Current Report on Form 8-K, filed with the SEC on February 12, 2021).

10.6	Letter Agreement, dated September 21, 2020, by and among Falcon Capital Acquisition Corp., its executive officers, its directors and Falcon Equity Investors LLC (incorporated by reference to Exhibit 10.5 of FCAC’s Current Report on Form 8-K, filed with the SEC on September 24, 2020).
10.7	Form of Subscription Agreement, dated February 12, 2021, by and between Falcon Capital Acquisition Corp., and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.1 of FCAC’s Current Report on Form 8-K, filed with the SEC on February 12, 2021).
10.8†	Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.1 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).
10.9†	Amendment Number One to Credit Agreement, dated as of May 11, 2017, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.2 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).
10.10	Amendment Number Two to Credit Agreement, dated as of June 11, 2018, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.3 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).
10.11†	Amendment Number Three to Credit Agreement, dated as of February 12, 2020, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.4 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).
10.12†	Amendment Number Four to Credit Agreement, dated as of May 4, 2020, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.5 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).
10.13†	Amendment Number Five to Credit Agreement, dated as of February 22, 2021, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers (incorporated by reference to Exhibit 10.6 of Amendment No. 3 to FCAC’s Registration Statement on Form S-4, filed with the SEC on May 26, 2021).
10.14†	Amendment Number Six to Credit Agreement and Consent, dated as of July 1, 2021, relating to Credit Agreement, dated as of March 9, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the Lenders party thereto from time to time, and Sharecare, Inc. and certain subsidiaries of Sharecare, Inc., as Borrowers.
16.1	Letter from Withum Smith+Brown, PC to the SEC, dated July 8, 2021.
21.1	List of Subsidiaries.
99.1	Unaudited Pro Forma Condensed Combined Financial Information.
99.2	Press Release, dated July 1, 2021.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARECARE, INC.

Date: July 8, 2021	By:	/s/ Justin Ferrero
		Name:	Justin Ferrero
		Title:	President and Chief Financial Officer